Exhibit 3.4

BY-LAWS

OF

COURTSIDE GROUP, INC.,

a Delaware corporation

ARTICLE IV	Officers	5

Section 4.1	Selection; Statutory Officers	5

Section 4.2	Time of Election	5

Section 4.3	Additional Officers	5

Section 4.4	Terms of Office	5

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ii

BY-LAWS

OF

COURTSIDE GROUP, INC.

(a Delaware corporation)

ARTICLE I

Stockholders

Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Special meetings of stockholders may be held within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 1.3 Meetings by Means of Remote Communication. The Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by Section 1.4 hereof.

Section 1.4 Participation in Meeting by Means of Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (A) participate in a meeting of stockholders; and (B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 1.5 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these By-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Any such notice shall be effective if given by mail, by courier or other hand delivery, or by a form of electronic transmission consented to by the stockholder to whom the notice is given. Such notice shall be deemed to be given: (i) if mailed, when deposited in the mail, postage prepaid, directed to the stockholder at his address at it appears on the records of the corporation, (ii) if by courier or by hand, when received at the foregoing address, (iii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (iv) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (v) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these By-laws, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.6 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7 Quorum. Except as otherwise provided by law, the certificate of incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.6 hereof until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 1.8 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.9 Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy dated and delivered by mail, courier or other delivery service, telephone, telecopier or any other form of electronic transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. At all meetings of stockholders held for the election of directors a plurality of the votes cast shall be sufficient to elect. If a ballot is used in the election of directors, such requirement of a written ballot shall, if authorized by the Board of Directors, be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. Unless otherwise provided by law, the certificate of incorporation or these By-laws, in all matters other than the election of directors, the affirmative vote of the majority shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days before such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors der meeting to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.12 Action by Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and if such consent is delivered to the corporation in accordance with applicable law. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent which was delivered in the manner required by applicable law, written consents signed by a sufficient number of holders to take action are so delivered. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.12, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any copy, facsimile or other reliable reproduction or a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation.

ARTICLE II

Board of Directors

Section 2.1 Number: Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2 Election: Resignation; Removal: Vacancies. The Board of Directors shall initially consist of the person or persons named as directors in the certificate of incorporation (or, if no directors are named in the certificate of incorporation, the person or persons so named by the incorporators), and each director so elected shall hold office, subject to his prior resignation or removal, until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office, subject to his prior resignation or removal, until the next annual meeting of stockholders or until his successor is elected and qualified, or his earlier resignation or removal. Any director may resign at any time upon written notice given in writing or by electronic transmission to the corporation. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed with or without cause at any time by the holders of a majority of the shares entitled to vote at an election of directors. Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office, subject to his prior resignation or removal, until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given to each director by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5 Notice of Regular and Special Meetings. Notice of regular or special meetings may be given in writing, by mail or courier or other hand delivery, addressed to such director, at his address as it appears on the records of the corporation, with postage thereon or courier or delivery fees prepaid. Such notice shall be deemed to be given at the time when the med same shall be deposited in the United States mail, if mailed, or when delivered to such address if delivered by courier or other hand delivery. Notices to directors may also be given by electronic transmission, when directed to a number or electronic address at which the director has consented to receive such form of notice.

Section 2.6 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the directors then in office, but in no event less than one-third of the total number of directorships, shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Action by Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

Committees

Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the and authority of the Board of Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation; but no such committee shall have the power or authority in reference to seal of the corporation; but no such committee the following matters: (i) approving or adopting, or recommending to the stockholders, any action that must be expressly required by law to be submitted to the stockholders for approval; and (ii) adopting, amending or repealing any aw.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By- laws.

ARTICLE IV

Officers

Section 4.1 Selection; Statutory Officers. The Board of Directors shall elect a Chief Executive Officer, a President, a Treasurer and a Secretary, and it may choose a Chairman of the Board from among its members. The Board of Directors also may elect one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Any number of offices may be held by the same person.

Section 4.2 Time of Election. The officers named above shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Except for the Chairman of the Board, if any, none of such officers need be a director.

Section 4.3 Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.4 Terms of Office. Each officer of the corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time for any reason or for no reason by the Board of Directors, but without prejudice to any contract rights of such officer.

Section 4.5 Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.6 Chairman of the Board. The Chairman of the Board shall be the chairman of the Board of Directors and shall perform and do all acts and things incident to the position of chairman of the board and shall have such other duties as may be assigned to him from time to time by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he shall be present.

Section 4.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer and head of the corporation, shall perform and do all acts and things incident to the positions of chief executive officer and shall have such other duties as may be assigned to him from time to time by or under authority of the Board of Directors. Under the supervision of the Board of Directors, the Chief Executive Officer shall have general control and management of the corporation and its business and affairs, including general supervision over its officers (other than the Chairman of the Board), employees and agents, subject, however, to the right of the Board of Directors to confer any specific power upon any other officer or officers of the corporation. The Chief Executive Officer shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

President. The President shall perform such of the duties of the Chief Executive Officer on behalf of the corporation as may be assigned to him from time to time by the Chief Executive Officer or the Board of Directors. The President shall perform such other duties as are assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.8 Vice Presidents. The Vice Presidents shall perform such of the duties of the Chief Executive Officer on behalf of the corporation as may be respectively assigned to them from time to time by the Board of Directors or the Chief Executive Officer. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the Chief Executive Officer and the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer and the President, subject to the control of the Board of Directors.

Section 4.9 Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the corporation. He shall render an account of his transactions to the Board of Directors as often as the board shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the corporation.

Section 4.10 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the corporation. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties incident to the position of Secretary, subject to the control of the Board of Directors.

Section 4.11 Assistant Secretary. The Board of Directors may appoint or remove one or more Assistant Secretaries of the corporation. Any Assistant Secretary shall perform such duties of the Secretary, and also any and all such other duties, as the Board of Directors or the Chief Executive Officer or the Secretary may designate.

Section 4.12 Assistant Treasurer. The Board of Directors may appoint or remove one or more Assistant Treasurers of the corporation. Any Assistant Treasurer shall perform such of the duties of the Treasurer, and also any and all such other duties, as the Board of Directors or the Chief Executive Officer or the Treasurer may designate.

Section 4.13. Position Holders. The Chief Executive Officer shall have the authority to designate position holders of the corporation. Such position holders will have such titles (including without limitation the title of vice president or managing director) and responsibilities as assigned by the Chief Executive Officer. Such position holders shall not be deemed to be officers or directors of the corporation by virtue of such designations. Any such title may be withdrawn at any time by the Chief Executive Officer or his designee or by the Board of Directors.

ARTICLE V

Stock

Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, if any, or Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate previously issued by it alleged to have been lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction.

ARTICLE VI

Restrictions on Transfer of Stock

Section 6.1. General. All present or future stockholders of the corporation and their legal representatives shall be subject to the requirements and restrictions upon sale, disposition, pledge, encumbrance and transfer of shares of all types and classes of capital stock of the corporation contained in this Article.

Section 6.2. Voluntary Transfers; Offers to Corporation. Before selling, pledging, encumbering, or in any other way transferring or disposing of any of his shares of the corporation, whether directly, indirectly or otherwise, and whether for value or by gift or other transfer without consideration (other than pursuant to a transfer by operation of law covered by Section 6.5 hereof), any stockholder shall first notify the Chief Executive Officer or Secretary the corporation by certified mail, return receipt requested, of his intention to do so, setting forth in full the nature and terms of the proposed bona fide sale, transfer or other disposition, the name of the proposed transferee (the "Transferee") and the consideration, if any, to be received therefor. Said notification shall contain an offer to sell such shares to the corporation or its designees at a purchase price per share (the "Purchase Price") equal to the purchase price per share to be paid by the Transferee, such shares to be tendered and paid for in accordance with Sections 6.9 and 6.10 hereof.

Section 6.3. Determination Whether Offer is Bona Fide: Acceptance of Offer. The Board of Directors may make such investigation as it deems appropriate to establish the bona fides of the proposed sale or other transfer by the stockholder, and of the offer to the corporation pursuant to Section 6.2 hereof. The Board may require that the Transferee appear in person at a meeting of the Board. If, after written request made by the Board, the Transferee fails to cooperate in such investigation or fails to appear in person at a meeting of the Board, it shall be established conclusively that the proposed transfer and the offer to the corporation is not bona fide. If the corporation agrees to accept such offer on its behalf or on behalf of one or more designees, it shall accept such offer in writing to purchase all (but not less than all) of such shares within 30 days following receipt of the stockholder's notification. If such offer is not accepted in writing within such period, it shall be deemed to be rejected.

Section 6.4. Sale of Shares After Rejected Offers. To the extent that any offers made pursuant to Section 6.2 hereof have been rejected, then the stockholder shall for a period of no more than 30 days thereafter be at liberty, subject to applicable securities laws, to sell, transfer or otherwise dispose of such shares to the Transferee named by him in his original letter offering his shares but to no other person, and then only in the manner, at the Purchase Price and upon the exact terms stated in such letter. If the stockholder fails to make such sale, transfer or other disposition within such 30 days, then the stockholder may not thereafter sell, transfer or dispose of such stock without again complying with the of Section 6.2 hereof.

Section 6.5 Transfers by Operation of Law. Upon the death of a stockholder or if a stockholder (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to such stockholder's shares and such involuntary petition or assignment or attachment is not within 60 days after its date, or (iii) is otherwise subject to a transfer of such stockholder's shares by divorce proceedings or otherwise by operation of law, the corporation shall have the right to purchase or to designate one or more purchasers to purchase, all of such stockholder's shares from the stockholder or the stockholder's legal representative or transferees at any time before or after the transfer, at the fair market value, as determined below, on the last day of the month ended immediately preceding the day in which the corporation's right to purchase under this Section 6.5 shall accrue. The right of the corporation shall commence on the date of the event specified above and terminate one (1) year after such event (provided that, if prior to the corporation's exercise, the event specified in items (ii) or (iii) above is discharged or otherwise ceases to apply to the stockholder, the right shall immediately terminate). The fair market value of stock subject to purchase pursuant to this Section 6.5 shall be determined in good faith by the Board of Directors; provided, however, that in the event that the stockholder disagrees with such determination and notifies the Board of such disagreement in writing within 10 days of receipt of the Board's determination, then fair market value shall be determined by the corporation's independent accountants or such other appraiser as the stockholder and the corporation may jointly choose. The corporation (or its purchaser designees) and the stockholder shall each bear one-half of the fees and expenses arising out of the appraisal. Any fair market value determined pursuant to this Section 6.5 shall be with all appropriate discounts applicable to the particular shares being purchased from a stockholder (e.g., lack of control, lack of marketability and minority interest discounts) due to the then circumstances of the corporation and the stockholder.

Section 6.6 Disclosure. Except to the extent required by applicable law that cannot be waived, the corporation shall have no duty or obligation to disclose affirmatively to the stockholder, and the stockholder shall have no right to be advised of, any material information regarding the corporation at the time prior to, upon, or in connection with the corporation's purchase of stock pursuant to this Article.

Section 6.7. Legend. So long as the provisions of this Article shall be in effect, any and all stock certificates issued shall contain a legend to the following effect: "The sale, assignment, transfer, pledge, encumbrance, or any other disposition of the shares represented by this certificate are restricted in accordance with the By-laws of the corporation, as amended, a copy of which will be provided to the purchaser upon request and without charge."

Section 6.8. Breach of Restrictions on Transfer. The corporation shall not register the transfer of any shares of its stock on its books unless the provisions of this Article have been fully complied with. The foregoing shall not be deemed to limit any other remedy the corporation or other stockholders not attempting such transfer might have at law or in equity.

Section 6.9. Delivery of Shares. In the event the shares of a stockholder are to be sold to the corporation or its designees pursuant to any of the terms of this Article, the stockholder or his legal representatives shall deliver said shares to the corporation or its designees on a date which is 30 days following the date on which the obligation to sell such shares becomes fixed in accordance with any of the terms of this Article, unless some other date is mutually agreed upon by the parties. The certificates evidencing such shares shall be delivered to the principal office of the corporation, endorsed and otherwise in proper form for transfer, against payment of the purchase price in accordance with Section 6.2 or 6.5 hereof.

Section 6.10. Terms of Payment. Payment for shares purchased shall be made at the time specified in Section 6.9 hereof for the delivery of the shares, against presentation of the shares properly endorsed for transfer. Payment shall be made as follows: (i) in cash in full, or (ii) at the option of the corporation, where the corporation is the purchaser, at least 20% of the purchase price in cash upon delivery purchase price in cash upon delivery of the shares and the balance by delivery at that time of an unsecured promissory note of the purchaser payable 20% per year on each of the 4 anniversary dates of the date of the initial cash payment. Such note shall bear interest on the unpaid principal amount outstanding at a rate equal to the prime rate as published from time to time in The Wall Street Journal, Eastern Edition, or its successor, with such interest to be paid at the time of the payment of each installment of principal. The purchaser shall have the right to prepay such note in whole at any time or in part from time to time without penalty or premium.

Section 6.11. Conflict. In the event of any conflict between the terms of this Article and the provisions of any written agreement between the Company and one or more of its stockholders, the provisions of such other agreement shall govern.

Section 6.12. Termination; Amendment. The restrictions set forth in this Article shall terminate automatically upon the effectiveness of the first registration statement covering the registration of common stock of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, which registration results in the Company being required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. This Article may be amended at any time by the stockholders but may not be amended by the Board of Directors.

ARTICLE VII

Miscellaneous

Section 7.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporate seal shall have the name of the of the corporation inscribed thereon and shall be in such form as may be from time to time by the Board of Directors.

Section 7.3 Waiver of Notice. Any written or electronic waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written or electronic waiver of notice.

Section 7.4 Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.5 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, paper, electromagnetic, optical, or any other information storage means, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.6 Amendment of By-laws. These By-laws may be amended or repealed, and new By-laws adopted, by the stockholders and, if provided in the certificate of incorporation, by the Board of Directors, except as otherwise expressly provided in these By-laws.

Section 7.7 Gender and Number. All nouns, pronouns, and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.